REGISTRATION RIGHTS AGREEMENT



         THIS REGISTRATION RIGHTS AGREEMENT (the "AGREEMENT") dated as of January 8, 1998, by and among StarBase Corporation, a Delaware corporation (the "COMPANY"), and __________ (the "SUBSCRIBER").


                              W I T N E S S ET H:


         WHEREAS, pursuant to The Unit Subscription Agreement (the "SUBSCRIPTION AGREEMENT"), by and among the Company and Subscriber, the Company has agreed to sell and the Subscriber has agreed to purchase an aggregate of 1,200,000 units (the "UNITS") in two (2) tranches of 600,000 Units (each, a "TRANCHE"), each Unit consisting of one share of the Company's Series D Preferred Stock, par value $.01 per share (the "SERIES D PREFERRED STOCK"), with each share of the Company's Series D Preferred Stock convertible into shares of the Company's common stock, par value $.01 per share (the "SHARES") and one warrant to purchase a 0.4166 share of Common Stock (each, a "WARRANT"); and

         WHEREAS, pursuant to the terms of, and in partial consideration for, the Subscriber's entering into the Subscription Agreement, the Company has agreed to provide the Subscriber with certain registration rights with respect to the Shares;

         NOW THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in the Subscription Agreement and this Registration Rights Agreement, the Company and the Subscriber agree as follows:

   1. CERTAIN DEFINITIONS. As used in this Agreement the following terms shall have the following respective meanings:

      "COMMISSION" shall mean the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

      "COMMON STOCK" shall mean the Company's Common Stock, par value $.01 per
                   ------------
share.

       "REGISTRABLE SHARES" shall mean for each Tranche (i) the Shares, (ii) any Common Stock of the Company issued or issuable in respect of the Shares or upon any stock split, stock dividend, recapitalization or similar event, or (iii) any Common Stock issued upon exercise of the




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Warrants;  PROVIDED,  HOWEVER,  that shares of Common Stock or other  securities shall no longer be treated as Registrable Shares if (a) they have been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (b) they have been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon consummation of such sale, or (c) the Shares are available for sale under the Securities Act (including Rule 144) in the opinion of counsel to the Company, without compliance with the registration and prospectus delivery requirements of the Securities Act so that no transfer restrictions or restrictive legends will appear upon the Share certificates following the consummation of such sale.

                  The terms "register", "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

                  "REGISTRATION EXPENSES" shall mean all expense incurred by the Company in compliance with Section 2 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, reasonable fees and disbursements of one counsel for Subscriber, and the reasonable expenses of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar Federal Statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Shares.

         2. REGISTRATION. The Common Stock issuable upon conversion of the Series D Preferred Stock issued in both Tranches and upon exercise of the Warrants issued in both Tranches will be registered for resale no later than 90 days from the issuance date of the Units pursuant to a registration statement on Form S-3. The registration statement is to be filed within 30 days of the issuance date of the Units for the first Tranche and shall be in a form reasonably satisfactory to the Subscriber. If the registration statement is not effective within 90 days of the issuance date for the first Tranche, the Company will pay an amount equal to 2% of the purchase price of the Units for the first Tranche on the 91st day and at the end of each 30-day period thereafter until the registration statement has been declared effective.





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         3. EXPENSES OF  REGISTRATION.  The Company shall bear all  Registration
Expenses  incurred  in  connection  with  any  registration,   qualification  or
compliance of the Registrable Shares pursuant to this Agreement. All Selling Expenses shall be born by the Subscriber.

         4. REGISTRATION PROCEDURES. The Company shall advise the Subscriber of the initiation of a registration under this Agreement and as to the completion thereof. At its expense, the Company will:

                  (a) Use reasonable efforts to keep such registration effective for a period of five (5) years or until the Subscriber has completed the distribution described in the registration statement relating thereto, whichever first occurs.

                  (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of securities covered by such registration statement; and

                  (c) Furnish such number of prospectuses and other documents incidental thereto, including any amendment of or supplement to the prospectus, as the Subscriber from time to time may reasonably request.

         5.       INDEMNIFICATION.

                  (a) The Company will indemnify the Subscriber with respect to which registration has been effected pursuant to this Agreement against all claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or other document incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company, and will reimburse the Subscriber for any legal and any other expenses as they are reasonably incurred in connection with the investigating defending any such claim, loss, damage, liability or action; PROVIDED, HOWEVER, that the indemnity contained in this Section 5(a) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Company, and PROVIDED FURTHER that the Company shall not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information unfurnished to the Company by the Subscriber and stated to be specifically for use in the registration statement filed pursuant to this Agreement. The foregoing indemnity agreement is further subject to the condition that insofar as it relates to any untrue prospectus, such indemnity agreement shall not inure to the benefit of the foregoing unindemnified parties if copies of a final




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prospectus  correcting the misstatement,  or alleged  misstatement,  omission or alleged omission upon which such loss, liability, claim or damage is based is timely delivered to such indemnified party and a copy thereof was not furnished to the person asserting the loss, liability, claim or damage.

                  (b) The Subscriber will indemnify the Company, each of its directors and officers and each person who controls the Company within the meaning of the Securities Act and the rules and regulations thereunder against all claims, losses, damages and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or other document incident to any such registration or based upon any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or any violation of the Securities Act or any rule or regulation thereunder applicable to the Company and will reimburse the Company, and its directors, officers, partners, persons, underwriters or control persons for any legal or any other expense reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, and only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) relating to such holder is made in such registration statement, prospectus offering circular or other document in reliance upon and in conformity with written information furnished to the Company by the Subscriber and stated to be specifically for use therein; PROVIDED, HOWEVEr, that the obligations of the Subscriber shall be limited to an amount equal to the proceeds to the Subscriber of Registrable Shares sold under such registration and provided further that such indemnification obligations shall not apply if the Company modifies or changes or a material extent the written information furnished by such Holder.

                  (c) Each party entitled to indemnification under this Section 5 (an "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; PROVIDED that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not reasonably be withheld or delayed), and the Indemnified Party may participate in such defense at such indemnified party's expense, and PROVIDED FURTHER that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement. No Indemnifying Party, in the defense of any such claim or litigation, shall except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.




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         6.  INFORMATION BY HOLDER OF REGISTRABLE  SHARES.  The Subscriber shall furnish to the Company such information regarding the Subscriber and the distribution proposed by such holder of Registrable Shares as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration referred to in this Agreement.

         7.  MISCELLANEOUS.

                  7.1. GOVERNING LAW. This agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to conflict of laws.

                  7.2. SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

                  7.3. ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof.

                  7.4. NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first-class mail, postage prepaid, or delivered by hand or by messenger or courier delivery service, addressed (a) if to the Subscriber, at 4120 Yonge Street, Suite 416, Toronto, Ontario M2P1G9, Canada, or at such other address as the Subscriber shall have furnished to the Company in writing, or (b) if to the Company, at 18872 MacArthur Boulevard, Suite 300, Irvine, California 92612, U.S.A., or at such other address as the Company shall have furnished to the Subscriber in writing.

                  7.5. DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any holder of any Registrable Shares, upon any breach or default of the Company under this Agreement, shall impair any such right, power, or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereunder occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

                  7.6. COUNTERPARTS. This agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such


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counterparts, and all of which together shall constitute one instrument.

                  7.7. SEVERABILITY. In case any provision of this agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  7.8. AMENDMENTS. The provisions of this Agreement may be amended at any time and from time to time, and particular provisions of this Agreement may be waived, with and only with an agreement or consent in writing signed by the Company and by the subscriber.


                  IN WITNESS WHEREOF, the undersigned executed the foregoing Registration Rights Agreement as of the date first above written.


                                          STARBASE CORPORATION


                                          By:___________________________________
                                          Name:
                                          Title:



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                                          Name:
                                          Title:




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